UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014 (March 27, 2014)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Alnylam Pharmaceuticals, Inc. (the “Company”) leases office and laboratory space located at 300 Third Street, Cambridge, Massachusetts for its corporate headquarters under a non-cancelable real property lease agreement by and between the Company and ARE-MA Region No. 28, LLC (the “Landlord”), dated as of September 26, 2003, as amended by a First Amendment to Lease dated March 16, 2006, a Second Amendment to Lease dated June 26, 2009, a Third Amendment to Lease dated May 11, 2010 and a Fourth Amendment to Lease dated November 4, 2011 (as so amended, the “Lease”). Pursuant to the Lease, the Company leases a total of approximately 129,000 square feet of office and laboratory space (the “Premises”). The term of the Lease was set to expire in September 2016.

On March 27, 2014, the Company and the Landlord entered into a Fifth Amendment to Lease (the “Fifth Amendment”), pursuant to which the Company exercised its option to extend the Lease for an additional five years, through September 30, 2021. Under the Fifth Amendment, the Company has the option to extend the Lease, as amended, for one additional five-year term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: April 2, 2014	By:	/s/ Michael P. Mason

Michael P. Mason
Vice President, Finance and Treasurer